UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2012 (September 4, 2012)

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NATIONAL HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (I.R.S. Employer Identification No.)
100 Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code:  (615) 890-2020

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.

Other Events.

On September 4, 2012, SeniorTrust of Florida, Inc., a Tennessee non-profit corporation ("SeniorTrust"), and ten non-profit limited liability company subsidiaries of SeniorTrust (the "SeniorTrust Subsidiaries") filed a lawsuit against National HealthCare Corporation (the "Company") and another party in the Chancery Court of Davidson County, Tennessee (Case No. 12-1275-II).

The complaint of SeniorTrust and the SeniorTrust Subsidiaries alleges that the Company and another party exercised dominion and control over SeniorTrust, the SeniorTrust Subsidiaries and their board of directors for a period prior to sometime in 2008 and that the Company and another party used that control to cause one of SeniorTrust Subsidiaries to enter into sale, purchase, financing and management transactions with the Company and another party on terms adverse to SeniorTrust and one or more SeniorTrust Subsidiaries.  As part of its complaint, SeniorTrust and the SeniorTrust Subsidiaries seek a declaratory judgment and assert claims for breach of fiduciary duty, fraud, conflict of interest, conversion, and unjust enrichment.  They claim that they have sustained substantial compensatory and punitive damages.

The Company adamantly denies the claims made by SeniorTrust and the SeniorTrust Subsidiaries and intends to vigorously defend against their complaint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

September 7, 2012

NATIONAL HEALTHCARE CORPORATION

By:  /s/ Donald K. Daniel

Name: Donald K. Daniel

Title:   Senior VP/Controller

            Principal Accounting Officer